REGIONAL SALES DIRECTOR
                       INDEPENDENT CONTRACTOR AGREEMENT

      Agreement, dated November 17, 1998 between WHY USA North America, Inc. (hereinafter "COMPANY") and Dale A. Erks (hereinafter "SALES REP.").

1. TERM AND EXTENSION. The employment of the SALES REP. hereunder shall commence on November 9, 1998 and shall continue until such time as either party to this agreement chooses to discontinue the sales relationship, except for the rights granted to SALES REP. as part of a previous agreement dated November 9, 1998. The COMPANY retains the SALES REP. only for the purposes and to the extent set forth in this Agreement, and their relation to the COMPANY shall, during the period of their agreement for services hereunder, be that of SALES REP.

2. RELATIONSHIP BETWEEN PARTIES. The COMPANY shall retain the SALES REP. on the basis of an independent contractor, and the SALES REP. shall serve the COMPANY upon the terms and conditions hereinafter set forth.

Be it understood that a SALES REP. is considered an Independent Contractor. It is a mutual understanding and agreement by those parties signed below, that an Independent Contractor is a self-employed individual, and shall be solely responsible for the payment of their own state and federal income tax and self-employment tax. The COMPANY shall not under any circumstances withhold and pay, or be responsible to withhold and pay to the appropriate government agencies, such taxes. The SALES REP. shall not be entitled to retirement benefits, fringe benefits, unemployment compensation, and workman's compensation coverage, distributions or other benefits which may be provided to employees of the COMPANY.

The SALES REP. shall be free to dispose of such portion of their entire time, energy, and skill during regular business hours as they are not obligated to devote hereunder to the COMPANY in such manner as they see fit and to such persons, firms, or corporations as they deem advisable and in compliance with
Section 3.C.6 below.

Except as otherwise provided in this agreement, the SALES REP. shall have no authority to negotiate for, bind, obligate or commit the COMPANY by any promise or representation, unless specifically authorized by the COMPANY in writing.

3. DUTIES. During the period of this agreement hereunder, the SALES REP. shall serve the COMPANY and shall perform any and all general franchise services required, or requested in connection with the business.
     a) It shall be the duty of the SALES REP. to represent and sell Company franchises in the available geographic area of Minnesota and Wisconsin.
   b) It shall be the duty of the SALES REP. to confer with the COMPANY as well as their region in order to familiarize themselves with all rules and regulations


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     regarding the sale and presentations for sale of Franchises in all territory that they are authorized to sell Franchises. This includes all Federal, State and Local rules and laws concerning franchises and sales of franchises.
     c) The SALES REP. shall follow the COMPANY policy and procedures when selling franchises. These include:
           1 . To notify the COMPANY whenever they propose to sell in a region other than the one approved with this agreement so that the COMPANY may approve any changes and where necessary register them with the appropriate agencies, in particular with those states that mandate registration.
           2. Always provide an offering circular as required by law and then allowing a minimum of ten (10) workdays (except in the State of Illinois which is 14 days) before presenting a Franchise Application and Agreement to the prospect.
           3. To solicit offices, which are not franchises unless they have a written invitation on file with WHY USA North America, Inc. from the specific office requesting information on WHY USA Franchises.
           4. Accurately represent and state COMPANY policies to all potential and present customers.
           5. Inform the COMPANY Director of Operations of all problems concerning offices within the sales territory.
           6. Inform the COMPANY Director of Operations if the SALES REP. is representing, or plans to represent any other business firm. In no event shall the SALES REP. represent a competitive company or product line either within or outside the designated sales area.
           7. Attending franchise sales meetings and will attend at least 50% of regional meetings given in their area.
           8. The SALES REP. agrees to perform at all times the services contemplated in this agreement in a manner which will maintain and increase rather than diminish the goodwill and reputation of the COMPANY, and shall do nothing to disturb or devalue these interests or to bring discredit upon the COMPANY.
           9. The SALES REP. shall pay for, at his or her expense a personal automobile, gasoline, entertainment expenses, medical insurance, auto insurance, personal insurance and all other business expenses

4. TERRITORY. The territory comes forward to this agreement from the Purchase Agreement dated November 9, 1998 between Dale A. Erks, et. al. and COMPANY and includes the following:
     a. The right to sell franchises in Minnesota and Wisconsin.
     b. The exclusive right to sell franchises in Minnesota for one year with the right to continue exclusive status for second year if at least five new franchises are sold during the first year.

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5. SALES QUOTAS. The sales quota comes forward to this agreement from the
Purchase Agreement dated November 9, 1998 between Dale A. Erks, et. al. and COMPANY. SALES REP. shall have the exclusive right to sell franchises in Minnesota for one year with the right to continue exclusive status for second year if at least five new franchises are sold during the first year.

SALES REP. shall submit a monthly list of all agencies or individuals that they have been in contact with including contact name and telephone number. COMPANY may contact prospects for purposes of validation. The COMPANY may review reported contacts with SALES REP. for purposes of helping SALES REP. improve their sales results.

6. COMPENSATION. The compensation to the SALES REP. comes forward to this agreement from the Purchase Agreement dated November 9, 1998 between Dale A. Erks, et. al. and COMPANY. SALES REP. shall receive seventy-five percent (75%) of initial franchise purchase fees (excluding $500.00 for Broker Start-up Kit) as collected for the first year. However, Twenty-five percent (25%) will be returned if franchise fails to stay in business for one (1) full year after start up. SALES REP. shall receive fifty percent (50%) of the initial franchise purchase fees (excluding $500.00 for Broker Start-up Kit) as collected after the first year. SALES REP. shall receive thirty percent (30%) of residual (transaction) fees as collected.

If the SALES REP. does not sell at least one franchise within six (6) months of signing this Agreement, this Agreement will then automatically become null and void.

7. COMMISSION DISPUTES. Any disputes between the SALES REP. and any other SALES REP. associated with the COMPANY as to any commission or expense payable to or by said parties shall be resolved by the COMPANY. Any decision of the COMPANY as to any such matter shall be binding and conclusive on the parties and the COMPANY shall have no liability to any such party, or anyone claiming through such party, for any amount paid to another in accordance with such decision of the COMPANY.

Should a dispute occur between the SALES REP. and the COMPANY the parties may choose arbitration. A list of arbitrators will be provided by the COMPANY to the SALES REP. upon written request.

8. COVENANT NOT TO COMPETE. The SALES REP. acknowledges that during the performance of their duties, they will have been exposed to, have had access to and otherwise will be trained in utilizing marketing programs and techniques which have been developed by WHY USA and/or which are unique to the real estate industry including, but not limited to, the WHY USA 990 OPPORTUNITY Program, the 29 DAY FAST SALE Program, and the like (hereinafter the "proprietary programs"). The SALES REP. acknowledges that the COMPANY has a protected interest in having the


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SALES REP. restrained from utilizing these proprietary programs and techniques in competition with the COMPANY for a reasonable period of time following termination of this Agreement.

Accordingly, the SALES REP. agrees that for a period of two (2) years, within the states of Minnesota and Wisconsin, or any other county of any state in which there is a WHY USA office following termination of this Agreement, the SALES REP. shall not compete with the COMPANY either directly or indirectly, in any capacity either as owner, agent, independent contractor, employee, consultant, or otherwise by utilizing WHY USA proprietary programs or programs similar thereto in the real estate business or any other business.

Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, COMPANY shall be entitled, in addition to any other right to remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement.

If the scope of any provision of this paragraph, or of this Agreement is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason it shall not affect the validity of the remaining provisions of this Agreement.

9. INDEMNIFICATION AND HOLD HARMLESS PROVISION. The SALES REP. agrees to indemnify and hold harmless the COMPANY from any and all claims by the SALES REP., which may arise out of and in the course of the performance of their duties hereunder. Any and all claims for unemployment benefits and or claims for workers' compensation benefits are hereby expressly waived by the SALES REP. who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary or required by the COMPANY in connection with the performance of duties in this agreement. The SALES REP. shall hold the COMPANY harmless for any and all acts committed by the SALES REP. in which they have misrepresented the COMPANY that may result in litigation.

10. TERMINATION. Except for rights granted in a Purchase Agreement dated November 9, 1998, which note that the agreement is in effect for two years after which time COMPANY may purchase from SALES REP. at a price equal to four times SALES REP. net income during the previous one-year time period. COMPANY may terminate this agreement for any reason with written notice. Within seven
(7) days of said termination notice, SALES REP. agrees to do the following

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     a) To return promptly all materials and samples provided by the COMPANY to them.
     b) To immediately deliver all "proprietary information" in their possession or subject to their control to a designated representative of the COMPANY.
     c) To acknowledgment that all other files maintained by them in connection with the performance of their services for the COMPANY belong to the COMPANY. The COMPANY shall retain said files. The SALES REP. at their expense may make copies of any materials included in said files, other than materials that constitute proprietary information within the meaning of Paragraph 7 above.

Unless SALES REP. has been terminated for cause (i.e. theft, misrepresentation, fraud, conflict of interest, or other prohibited actions referred to in this agreement, etc.) the SALES REP. will have the right to continue receiving the transaction fees as defined in Section 6 COMPENSATION, from the sales made during the tenure of the SALES REP. The COMPANY reserves the right to purchase all of the SALES REP. rights at any time after the agreement has been in effect for two years. The purchase price shall be equal to four times SALES REP. net income during the previous one-year time period

11. RESIGNATION. The SALES REP. agrees to provide the COMPANY 30-days' written notice should they intend to terminate this agreement. Within seven working days from the notice of resignation the SALES REP. agrees to the following:
     a)To return promptly all materials and samples provided by the COMPANY to them.
     b)To immediately deliver all "proprietary information" in their possession or subject to their control to a designated, representative of the COMPANY.
     c)To acknowledgment that all other files maintained by them in connection with the performance of their services for the COMPANY belong to the COMPANY. The COMPANY shall retain said files. The SALES REP. at their expense may make copies of any materials included, in said files, other than materials, that constitute proprietary information within the meaning of Paragraph 7 above.

Should the SALES REP. leave the company in good standing they will be paid for a period of six months, after their resignation, based on the terms listed above in Section 6 COMPENSATION.

12. DEATH. Should SALES REP. die during the tenure of this agreement. It is understood that the heirs shall have the right to continue receiving the transaction fees as defined in Section 6 COMPENSATION, from the sales made during the tenure of the SALES REP. The COMPANY reserves the right to purchase all of the SALES REP. rights at any time after the agreement has been in effect for two years. The purchase price shall be equal to four times SALES REP. net income during the previous one-year time period.

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13. LITIGATION. In the event any transaction involving the COMPANY or SALES
REP. results in litigation or legal expense the COMPANY and the SALES REP. shall share all expenses connected therewith in the same proportion as they would normally share the commission resulting from such transaction if there were no dispute or litigation. The SALES REP. shall fully cooperate with the COMPANY with respect to any disputed matters. The COMPANY, in conjunction with the SALES REP., may determine whether or not any litigation or dispute shall be prosecuted, defended, compromised, or settled, the terms and conditions of any such compromise or settlement, and whether or not legal expense shall be incurred, provided, however, that no compromise or settlement requiring the payment of money or anything of value by the SALES REP. shall be accepted by the COMPANY without the written consent of the SALES REP. The COMPANY shall have the right to select legal counsel, and the SALES REP. shall be required to share the expenses of counsel selected by the COMPANY.

Where the dispute arises because of the SALES REP. misrepresenting the COMPANY the SALES REP. is responsible in full for their own legal expenses.

If the SALES REP. and the COMPANY cannot agree on any of the above, arbitration is available as indicated in Section 7 COMMISSION DISPUTES.

14. ENTIRE AGREEMENT. This Agreement shall be construed in accordance with Wisconsin law, which shall prevail, and shall constitute the entire Agreement between the parties. In witness whereof, David 0. Thomas, President of WHY USA North America, Inc. and Dale A. Erks, the SALES REP. hereunder, have set their hand and seal, as of this day and year first above written.

WHY USA North America, Incorporated             Regional Sales Director
/s/ David O. Thomas                             /s/ Dale A. Erks
David 0. Thomas, President                      Dale A. Erks


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